EXHIBIT 99.1

BlackLine Announces Fourth Quarter and Full Year 2024 Financial Results

LOS ANGELES, Feb. 11, 2025 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the fourth quarter and full year ended December 31, 2024.

“We believe our recent user conference and accelerating innovation are creating momentum for BlackLine,” said Owen Ryan, Co-CEO of BlackLine. “We're making progress on our key Investor Day initiatives, including the rollout of Studio360, advancement of our public sector opportunity, and expansion of our industry-specific strategy. While we recognize the work ahead to achieve our full vision, our strategic investments are building a solid foundation for future growth.”

“By focusing our innovation on the evolving needs of the Office of the CFO, we continue to unlock new market opportunities and enhance our strategic position,” said Therese Tucker, Co-CEO of BlackLine. “Through our Studio360 platform along with AI-powered solutions and capabilities, we're delivering customer-focused innovation that we believe drive both our company's financial performance and our customers' ability to achieve greater operational efficiency across their finance and accounting organizations.”

Fourth Quarter 2024 Financial Highlights

  Total GAAP revenues of $169.5 million, an increase of 9% compared to the fourth quarter of 2023.
  GAAP operating margin of 3.7%, compared to 8.2% in the fourth quarter of 2023.
  Non-GAAP operating margin of 18.1%, compared to 24.8% in the fourth quarter of 2023.
  GAAP net income attributable to BlackLine of $56.4 million, or $0.79 per diluted share compared to GAAP net income attributable to BlackLine of $22.1 million, or $0.32 per diluted share in the fourth quarter of 2023.
  Non-GAAP net income attributable to BlackLine of $34.6 million, or $0.47 per diluted share compared to non-GAAP net income attributable to BlackLine of $51.5 million, or $0.69 per diluted share in the fourth quarter of 2023.
  Operating cash flow of $43.8 million, compared to $42.2 million in the fourth quarter of 2023.
  Free cash flow of $36.5 million, compared to $35.3 million in the fourth quarter of 2023.

Full Year 2024 Financial Highlights

  Total GAAP revenues of $653.3 million, an increase of 11% from 2023.
  GAAP operating margin of 2.8%, compared to 2.4% in 2023.
  Non-GAAP operating margin of 19.4%, compared to 16.5% in 2023.
  GAAP net income attributable to BlackLine of $161.2 million, or $1.45 per diluted share compared to GAAP net income attributable to BlackLine of $52.8 million, or $0.81 per diluted share in 2023.
  Non-GAAP net income attributable to BlackLine of $162.1 million, or $2.18 per diluted share compared to non-GAAP net income attributable to BlackLine of $145.2 million, or $1.96 per diluted share in 2023.
  Operating cash flow of $190.8 million, compared to $126.6 million from 2023.
  Free cash flow of $164.0 million, compared to $99.0 million from 2023.

Fourth Quarter Key Metrics and Recent Business Highlights

  BlackLine had a total of 4,443 customers at December 31, 2024.
  Expanded the Company’s user base to 397,477 users at December 31, 2024.
  Achieved a dollar-based net revenue retention rate of 102% at December 31, 2024.
  Launched Studio360 Platform to drive future-ready financial operations for the Office of the CFO.
  Recognized as a Leader in the 2024 IDC MarketScape for Worldwide Accounts Receivable Automation Applications for the Enterprise.
  Recognized as Most Innovative FinTech Solution by the 2024 Tech Ascension Awards.
  Appointed Stuart Van Houten as Chief Commercial Officer.
  Welcomed Philippe Omer-Decugis as Senior Vice President and General Manager for Europe.
  Announced 2024 Modern Accounting Award Winners at BeyondTheBlack.
  Announced the planned retirement of BlackLine's Chief Financial Officer and named successor.

The financial results included in this press release are preliminary and subject to final review. Financial results will not be final until BlackLine files its Annual Report on Form 10-K for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

First Quarter 2025

  Total GAAP revenue is expected to be in the range of $166 million to $168 million.
  Non-GAAP operating margin is expected to be in the range of 16.5% to 17.5%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $28 million to $30 million, or $0.36 to $0.39 per share on 77.7 million diluted weighted average shares outstanding.

Full Year 2025

  Total GAAP revenue is expected to be in the range of $699 million to $705 million.
  Non-GAAP operating margin is expected to be in the range of 21.0% to 22.0%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $155 million to $165 million, or $1.97 to $2.10 per share on 78.5 million diluted weighted average shares outstanding.

Guidance for non-GAAP operating margin, non-GAAP net income attributable to BlackLine, and non-GAAP net income attributable to BlackLine per share excludes specified items from the corresponding GAAP financial measures as outlined below under “Use of Non-GAAP Financial Measures” and as detailed in the reconciliations of non-GAAP measures for historical periods. Reconciliations of non-GAAP operating margin, non-GAAP net income attributable to BlackLine, and non-GAAP net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from these non-GAAP financial measures. The Company expects the variability of the above items could have a significant, and potentially unpredictable, impact on its future GAAP operating margin, net income attributable to BlackLine, and net income attributable to BlackLine per share.

Quarterly Conference Call

BlackLine will hold a conference call to discuss its fourth quarter and full year 2024 results at 2:00 p.m. Pacific time on Tuesday, February 11, 2025. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. Participants can preregister for the conference call. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine (Nasdaq: BL), the future-ready platform for the Office of the CFO, drives digital finance transformation by empowering organizations with accurate, efficient, and intelligent financial operations.

BlackLine’s comprehensive platform addresses mission-critical processes, including record-to-report and invoice-to-cash, enabling unified and accurate data, streamlined and optimized processes, and real-time insight through visibility, automation, and AI. BlackLine’s proven, collaborative approach ensures continuous transformation, delivering immediate impact and sustained value. With a proven track record of innovation, industry-leading R&D investment, and world-class security practices, more than 4,400 customers across multiple industries partner with BlackLine to lead their organizations into the future.

For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the first quarter and full year of 2025, the impact of progress against certain key initiatives, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, and our relationships with our customers and partners, including opportunities to expand those relationships.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good-faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the impact of current and future economic uncertainty and other unfavorable conditions in the Company's industry or the global economy, the Company’s ability to manage growth and scale effectively, including entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the Company's ability to effectively incorporate artificial intelligence and machine learning technologies (AI/ML) into its platform and business and the potential reputational harm or legal liability that may result from the use of AI/ML solutions and features; the success of the Company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the Company’s security measures; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the Company’s solutions; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific, and Latin America; the Company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; including competitors' ability to incorporate AI/ML into products and offerings more quickly or successfully; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand and effectively manage its sales teams and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the Company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the Securities and Exchange Commission on November 8, 2024. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on February 11, 2025, certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income (loss) and non-GAAP operating margin, (iv) non-GAAP net income (loss) attributable to BlackLine, Inc., (v) diluted non-GAAP net income (loss) attributable to BlackLine, Inc. per share, and (vi) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for amortization of acquired developed technology, stock-based compensation, and transaction-related costs (including, but not limited to, accounting, legal, and advisory fees related to the transaction, as well as transaction-related retention bonuses). Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross profit and non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense, and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for amortization of intangible assets, stock-based compensation, and transaction-related costs. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation and transaction-related costs. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, and legal settlement gains or costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs, and restructuring costs. Non-GAAP operating margin is defined as non-GAAP income (loss) from operations divided by GAAP revenues. BlackLine believes that presenting non-GAAP income (loss) from operations and non-GAAP operating margin is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs in order to allow a direct comparison of income (loss) from operations between all periods presented.

Non-GAAP Net Income (Loss) Attributable to BlackLine and Diluted Non-GAAP Net Income (Loss) Attributable to BlackLine, Inc. Per Share. Non-GAAP net income (loss) attributable to BlackLine is defined as GAAP net income (loss) attributable to BlackLine adjusted for the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs from our convertible senior notes, change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs, restructuring costs, adjustment to the redeemable non-controlling interest to the redemption amount, and gain on extinguishment of convertible senior notes. Diluted non-GAAP net income (loss) attributable to BlackLine, Inc. per share includes the adjustment for shares resulting from the elimination of stock-based compensation. BlackLine believes that presenting non-GAAP net income (loss) attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs to allow a direct comparison of net income (loss) between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by (used in) operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on February 11, 2025 certain operating metrics, including (i) number of customers, (ii) number of users, and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of certain Runbook licensed customers and users who are on perpetual license agreements and did not have an active subscription agreement with BlackLine as of December 31, 2024.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as a company that contributes to our subscription and support revenue as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the Company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
Samantha Darilek
samantha.darilek@blackline.com

Investor Relations Contact:
Matt Humphries, CFA
matt.humphries@blackline.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$885,915	$271,117
Marketable securities	—	933,355
Accounts receivable, net of allowances	178,141	171,608
Prepaid expenses and other current assets	28,348	31,244
Total current assets	1,092,404	1,407,324
Capitalized software development costs, net	45,448	37,828
Property and equipment, net	11,840	14,867
Intangible assets, net	59,520	79,056
Goodwill	448,965	448,965
Operating lease right-of-use assets	22,772	19,173
Deferred tax assets, net	53,208	145
Other assets	90,879	93,407
Total assets	$1,825,036	$2,100,765
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,463	$8,623
Accrued expenses and other current liabilities	71,574	59,690
Deferred revenue, current	338,615	320,133
Finance lease liabilities, current	66	778
Operating lease liabilities, current	3,525	4,108
Convertible senior notes, net, current	—	249,233
Total current liabilities	422,243	642,565
Finance lease liabilities, noncurrent	53	4
Operating lease liabilities, noncurrent	20,283	15,738
Convertible senior notes, net, noncurrent	892,675	1,140,608
Deferred tax liabilities, net	4,532	6,394
Deferred revenue, noncurrent	1,390	904
Other long-term liabilities	708	3,608
Total liabilities	1,341,884	1,809,821
Commitments and contingencies
Redeemable non-controlling interest	36,483	30,063
Stockholders' equity:
Common stock	628	615
Additional paid-in capital	495,391	474,863
Accumulated other comprehensive income (loss)	(361)	205
Accumulated deficit	(48,989)	(214,802)
Total stockholders' equity	446,669	260,881
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,825,036	$2,100,765

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues
Subscription and support	$160,988	$147,155	$619,287	$555,516
Professional services	8,472	8,575	34,049	34,480
Total revenues	169,460	155,730	653,336	589,996
Cost of revenues
Subscription and support	34,833	31,373	135,308	121,308
Professional services	6,581	6,239	26,657	25,485
Total cost of revenues	41,414	37,612	161,965	146,793
Gross profit	128,046	118,118	491,371	443,203
Operating expenses
Sales and marketing	64,769	56,898	248,347	243,154
Research and development	24,588	22,578	100,973	103,207
General and administrative	32,480	24,676	121,795	71,530
Restructuring costs	(8)	1,151	1,720	10,964
Total operating expenses	121,829	105,303	472,835	428,855
Income from operations	6,217	12,815	18,536	14,348
Other income (expense)
Interest income	9,399	14,822	49,808	52,059
Interest expense	(2,523)	(1,484)	(8,758)	(5,898)
Gain on extinguishment of convertible senior notes	—	—	65,112	—
Other income, net	6,876	13,338	106,162	46,161
Income before income taxes	13,093	26,153	124,698	60,509
Provision for (benefit from) income taxes	(50,374)	1,901	(43,067)	1,450
Net income	63,467	24,252	167,765	59,059
Net income attributable to redeemable non-controlling interest	670	293	1,952	892
Adjustment attributable to redeemable non-controlling interest	6,380	1,890	4,639	5,334
Net income attributable to BlackLine, Inc.	$56,417	$22,069	$161,174	$52,833
Basic net income attributable to BlackLine, Inc. per share	$0.90	$0.36	$2.59	$0.87
Shares used to calculate basic net income per share	62,640	61,391	62,129	60,849
Diluted net income attributable to BlackLine, Inc. per share	$0.79	$0.32	$1.45	$0.81
Shares used to calculate diluted net income per share	74,610	72,470	73,503	72,045

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net income attributable to BlackLine, Inc.	$56,417	$22,069	$161,174	$52,833
Net income and adjustment attributable to redeemable non-controlling interest	7,050	2,183	6,591	6,226
Net income	63,467	24,252	167,765	59,059
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,120	12,825	50,345	50,099
Change in fair value of contingent consideration	—	—	—	(33,549)
Amortization of debt issuance costs	849	1,398	4,486	5,535
Stock-based compensation	19,340	17,505	83,251	77,970
Gain on extinguishment of convertible senior notes	—	—	(65,112)	—
Noncash lease expense	1,611	1,728	6,221	6,453
Accretion of purchase discounts on marketable securities, net	(326)	(8,885)	(18,441)	(33,884)
Net foreign currency (gains) losses	(81)	(29)	279	853
Deferred income taxes	(53,323)	281	(54,802)	(1,525)
Provision for (benefit from) credit losses	70	(1)	84	(18)
Changes in operating assets and liabilities:
Accounts receivable	(43,317)	(41,300)	(7,552)	(20,855)
Prepaid expenses and other current assets	(1,609)	(4,449)	2,742	(6,599)
Other assets	298	(1,947)	2,505	(595)
Accounts payable	4,333	4,341	(1,123)	(5,104)
Accrued expenses and other current liabilities	3,968	(2,111)	7,087	(924)
Deferred revenue	37,819	42,536	18,968	41,271
Contingent consideration paid in excess of original estimates	—	(2,393)	—	(2,393)
Operating lease liabilities	(1,563)	(1,936)	(5,963)	(7,171)
Lease incentive receipts	—	—	—	240
Other long-term liabilities	138	354	96	(2,250)
Net cash provided by operating activities	43,794	42,169	190,836	126,613
Cash flows from investing activities
Purchases of marketable securities	—	(360,866)	(396,104)	(1,343,331)
Proceeds from maturities of marketable securities	121,289	363,521	1,023,286	1,319,821
Proceeds from sales of marketable securities	—	—	324,098	—
Capitalized software development costs	(6,513)	(4,807)	(24,714)	(21,644)
Purchases of property and equipment	(756)	(2,026)	(2,126)	(5,953)
Acquisition, net of cash acquired	—	(9)	—	(11,376)
Net cash provided by (used in) investing activities	114,020	(4,187)	924,440	(62,483)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	661,979	—
Partial repurchase of convertible senior notes	—	—	(848,519)	—
Repayment of convertible senior notes	—	—	(250,000)	—
Purchase of capped calls related to convertible senior notes	—	—	(59,738)	—
Principal payments under finance lease obligations	(228)	(255)	(999)	(990)
Proceeds from exercises of stock options	4,553	775	7,591	19,762
Proceeds from employee stock purchase plan	2,757	2,719	7,006	8,010
Acquisition of common stock for tax withholding obligations	(3,861)	(885)	(17,465)	(15,029)
Payment of contingent consideration	—	(5,607)	—	(5,607)
Net cash provided by (used in) financing activities	3,221	(3,253)	(500,145)	6,146
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(403)	151	(347)	(120)
Net increase in cash, cash equivalents, and restricted cash	160,632	34,880	614,784	70,156
Cash, cash equivalents, and restricted cash, beginning of period	725,515	236,483	271,363	201,207
Cash, cash equivalents, and restricted cash, end of period	$886,147	$271,363	$886,147	$271,363

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$885,915	$271,117	$885,915	$271,117
Restricted cash included within other assets at end of period	232	246	232	246
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$886,147	$271,363	$886,147	$271,363

BlackLine, Inc.
Calculation of Diluted Net Income Per Share
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Diluted Net Income per Share
Numerator:
Net income attributable to BlackLine, Inc.	$56,417	$22,069	$161,174	$52,833
Interest expense, net of taxes	2,305	1,458	7,804	5,716
Gain on extinguishment of convertible senior notes, net of taxes	—	—	(62,147)	—
Net income attributable to BlackLine, Inc. for diluted calculation	$58,722	$23,527	$106,831	$58,549
Denominator:
Shares used to calculate diluted net income per share	74,610	72,470	73,503	72,045
Diluted net income attributable to BlackLine, Inc. per share	$0.79	$0.32	$1.45	$0.81

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Non-GAAP Gross Profit:
Gross profit	$128,046	$118,118	$491,371	$443,203
Amortization of acquired developed technology	3,243	3,419	13,370	12,438
Stock-based compensation	3,561	3,121	13,347	12,440
Transaction-related costs	25	132	151	478
Total non-GAAP gross profit	$134,875	$124,790	$518,239	$468,559
Gross margin	75.6%	75.8%	75.2%	75.1%
Non-GAAP gross margin	79.6%	80.1%	79.3%	79.4%

Non-GAAP Operating Income:
Operating income	$6,217	$12,815	$18,536	$14,348
Amortization of intangible assets	4,305	5,249	19,886	20,608
Stock-based compensation	20,138	18,101	86,097	80,068
Change in fair value of contingent consideration	—	—	—	(33,549)
Transaction-related costs	—	1,246	568	5,078
Restructuring costs	(8)	1,151	1,720	10,964
Total non-GAAP operating income	$30,652	$38,562	$126,807	$97,517
GAAP operating margin	3.7%	8.2%	2.8%	2.4%
Non-GAAP operating margin	18.1%	24.8%	19.4%	16.5%

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net income attributable to BlackLine, Inc.	$56,417	$22,069	$161,174	$52,833
Provision for (benefit from) income taxes	(53,351)	526	(50,948)	(1,196)
Amortization of intangible assets	4,305	5,249	19,886	20,608
Stock-based compensation	20,044	17,981	85,654	79,588
Amortization of debt issuance costs	849	1,398	4,486	5,535
Change in fair value of contingent consideration	—	—	—	(33,549)
Transaction-related costs	—	1,246	568	5,078
Restructuring costs	(8)	1,151	1,720	10,964
Adjustment to redeemable non-controlling interest	6,380	1,890	4,639	5,334
Gain on extinguishment of convertible senior notes	—	—	(65,112)	—
Total non-GAAP net income attributable to BlackLine, Inc.	$34,636	$51,510	$162,067	$145,195

Basic Non-GAAP Net Income Attributable to BlackLine, Inc. per share
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.55	$0.84	$2.61	$2.39
Shares used to calculate basic non-GAAP net income per share	62,640	61,391	62,129	60,849

Diluted Non-GAAP Net Income Attributable to BlackLine, Inc. per share
Numerator:
Non-GAAP net income attributable to BlackLine, Inc.	$34,636	$51,510	$162,067	$145,195
Interest expense, net of taxes	1,539	77	3,909	306
Non-GAAP net income attributable to BlackLine, Inc. for diluted calculation	$36,175	$51,587	$165,976	$145,501
Denominator:
Shares used to calculate diluted non-GAAP net income per share	77,324	74,603	76,124	74,382
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.47	$0.69	$2.18	$1.96

Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$64,769	$56,898	$248,347	$243,154
Amortization of intangible assets	(983)	(1,751)	(6,201)	(6,791)
Stock-based compensation	(6,260)	(5,364)	(25,428)	(24,152)
Transaction-related costs	(136)	(110)	(320)	(397)
Total non-GAAP sales and marketing expense	$57,390	$49,673	$216,398	$211,814

Non-GAAP Research and Development Expense:
Research and development expense	$24,588	$22,578	$100,973	$103,207
Stock-based compensation	(3,390)	(1,813)	(13,345)	(13,095)
Transaction-related costs	170	(833)	(46)	(2,857)
Total non-GAAP research and development expense	$21,368	$19,932	$87,582	$87,255

Non-GAAP General and Administrative Expense:
General and administrative expense	$32,480	$24,676	$121,795	$71,530
Amortization of intangible assets	(79)	(79)	(315)	(1,379)
Stock-based compensation	(6,927)	(7,803)	(33,977)	(30,381)
Change in fair value of contingent consideration	—	—	—	33,549
Transaction-related costs	(9)	(171)	(51)	(1,346)
Total non-GAAP general and administrative expense	$25,465	$16,623	$87,452	$71,973

Total Non-GAAP Operating Expenses	$104,223	$86,228	$391,432	$371,042

Free Cash Flow
Net cash provided by operating activities	$43,794	$42,169	$190,836	$126,613
Capitalized software development costs	(6,513)	(4,807)	(24,714)	(21,644)
Purchases of property and equipment	(756)	(2,026)	(2,126)	(5,953)
Free cash flow	$36,525	$35,336	$163,996	$99,016